Exhibit 3.1

Certificate No. 4 For ____________ From whom transferred ____________ Received Certificate No. ____

Issued to ____________ for ____________

Dated ________ , ______ this ____ day of ____ , ______

NO. ORIGINAL CERTIFICATE	NO. ORIGINAL SHARES	SHARES TRANSFERRED

Dated ____________ , ______

NUMBER 4

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA JULY 9, 2021

SHARES

STELLAR SPIRITS AND WINES, INC.

AUTHORIZED: 1,000,000,000 SHARES COMMON STOCK NO PAR VALUE

This Certifies that SPECIMEN ONLY is the registered holder of ____________ Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ____________ A.D. ____________

PRESIDENT

SECRETARY

© 2011 Attorneys Corporation Service, Inc.

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. 1 J : · i t r , . . : - - $; , :,r" ti &s1 J l . 11 I 1.j 1 I.I !t C